CONFORMED COPY

                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                                  FORM 8-K

                      CURRENT REPORT UNDER SECTION 13 OR 15(d)
                       OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  May 29, 2003

                      Arrow-Magnolia International, Inc.
             (Exact Name of Small Business Issuer in its Charter)

Commission File Number 0-4728

			Texas				               75-0408335
     (State or other jurisdiction 		          (I.R.S. Employer
  of incorporation or organization)	               Identification No.)

		2646 Rodney Lane, Dallas, Texas 		    	75229
	 (Address of principal executive offices)	           (Zip Code)

Issuer's  telephone number, including area code:  (972) 247-7111

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Item 5. Other Events

Arrow-Magnolia International Shareholders Meeting held on May 29, 2003

Arrow Magnolia International Inc., held its annual shareholder meeting on May 29, 2003 in Dallas, Texas. All Directors were reelected and the proposal to approve the Company's Nonqualified Stock Option Plan as amended was adopted.

At the meeting, Fred Kenner, President stated that the Company is seeking alternative ways to distribute its product in niche markets. One alternative method could be stocking distributors along with independent Company representatives. Two such distributors in niche markets have been identified and discussions are being pursued.

In addition, the Company is pursuing opportunities for bulk hauling where a local company would be licensed to deliver Company products to onsite facilities of the Company's customers.

In response to questions, Mr. Kenner responded that the late billing of customers in November 2002 was a one-time computer issues that had been addressed. In addition, the Company was in the process of implementing additional collection efforts to reduce aged accounts receivables.

Also in response to questions, Mr. Kenner indicated that the Company did not anticipate making cash dividends in the near future, although it would study the issue.

Mr. Kenner also discussed pricing increases being implemented to offset increases in materials costs being experienced by the Company.
Presently, the Company is seeking a ten percent increase in its products prices.

Also, Mr. Kenner sighted efforts to control selling, general and administrative expenses. The Company made no compensation increases for 2003. In addition, travel expenses have declined based on smarter management of the travel budget with no decrease in actual travel. Actual travel related expenses declined from $ 591,063 in 2001 to $434,914 in 2002. Mr. Kenner expects travel expenses to remain at this level during 2003.

Finally, Mr. Kenner stated that the Company had recently taken actions through a bid process with its freight vendors to significantly reduce its outbound freight cost to deliver product to its customers by as much as 35%. The actual savings realized will depend on the volume shipped during the year. Similar initiatives are anticipated with respect to materials costs, although the amount of concessions that may be obtained, if any, cannot be estimated.

This report includes "forward-looking statements" within of the Private Securities Litigation Reform Act of 1995. All of the statements con-tained in this report, other than statements of historical fact, should be considered forward-looking statements, including, but not limited to, those concerning the Company's strategies, objectives and plans for expansion of its operations, products and services and cost controls. There can be no assurances that these expectations will prove to be cor-rect. Important factors that could cause actual results to differ mate-rially from the Company's expectations ("Cautionary Statements") include, but are not limited to, changes in the costs of raw materials, failure to retain productive personnel, changes in demand affecting the industries served by the Company and other business and economic factors. All subsequent written and oral forward-looking statements by or attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by such Cautionary Statements. Prospective investors are cautioned not to place undue reliance on these forward-looking state-ments, which speak only as of the date hereof and are not intended to give any assurance as to future results. The Company undertakes no obligation to publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.
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                                 SIGNATURES

	Pursuant to the requirements of The Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

						ARROW-MAGNOLIA INTERNATIONAL, INC.


						By:   /s/ Mark I. Kenner
                                        --------------------------------
		                            Mark I. Kenner, Chairman and
                                        Chief Executive Officer
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